Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-91875) pertaining to the 1998 Employee Stock Purchase Plan, The 1998 Stock Plan and The 1995 Incentive Stock Option Plan of iEntertainment Network, Inc. (f/k/a Interactive Magic, Inc.) of our report dated February 25, 2000, with respect to the consolidated financial statements of iEntertainment Network, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



                                                /s/ Ernst & Young LLP


Raleigh, North Carolina
March 20, 2000